ASSIGNMENT OF JOINT VENTURE INTEREST
                              (L'Auberge Pinecliff)




                  This Assignment of Joint Venture Interest (this "Assignment") is made as of June __, 1996, by and between Gentry Investments II, a Colorado general partnership (the "Assigning Venturer"), and Cluster Housing Properties, A California Limited Partnership, formerly known as Berry and Boyle Cluster Housing Properties (the "L'Auberge Venturer"), with reference to the following:

                  A. The Assigning Venturer and the L'Auberge Venturer are joint venture partners in that certain Colorado joint venture partnership known as Autumn Ridge Joint Venture (the "Joint Venture") formed pursuant to that certain Joint Venture Agreement of Autumn Ridge Joint Venture dated July 15, 1986 (as amended, the "Joint Venture Agreement").

                  B. The Assigning Venturer desires to assign its entire right, title and interest in the Joint Venture to the L'Auberge Venturer, and the L'Auberge Venturer desires to accept such assignment, on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the foregoing and other valuable consideration (the receipt of which is hereby acknowledged), the parties hereto agree as follows:

                  1. Assignment of Joint Venture Interest. The Assigning Venturer hereby sells, transfers and assigns to the L'Auberge Venturer, and the L'Auberge Venturer hereby accepts from the Assigning Venturer, all of the Assigning Venturer's right, title and interest in and to its interest in the Joint Venture and in, to and under the Joint Venture Agreement, together with any and all rights (including without limitation all rights to distributions and allocations arising from and after the date hereof) incidental thereto (collectively, the "Interest"). By their execution hereof, the Assigning Venturer and the L'Auberge Venturer waive their respective rights to receive notice of the transfer of the Interest, to invoke restrictions on transfer of such Interest and to withhold approval of such transfer.

                  2. Acceptance of Assignment. Subject to the provisions of Paragraph 3 below, the L'Auberge Venturer hereby accepts such assignment and assumes and agrees to perform and discharge all joint venture partnership obligations of the Assigning Venturer with respect to the Interest as set forth in the Joint Venture Agreement arising from and after the date hereof.

                  3.       Indemnification.

 (a) The Assigning Venturer hereby agrees to protect, defend, indemnify and hold the L'Auberge Venturer and the Joint Venture harmless from and against any and all losses, claims, expenses (including reasonable attorneys' fees), damages, liabilities or obligations relating to any act or omission of the Assigning Venturer with respect to the Joint Venture, its business or property, including the multi-family residential project which has been constructed thereon, which arose on or before the effective date of this Assignment.

 (b) The L'Auberge Venturer hereby agrees to protect, defend, indemnify and hold the Assigning Venturer harmless from and against any and all losses, claims, expenses (including reasonable attorneys' fees), damages, liabilities or obligations relating to any act or omission of the L'Auberge Venturer with respect to the Joint Venture, its business or property, including the multi-family residential project which has been constructed thereon, which arises after the effective date of this Assignment.

  4. Representations and Warranties of the Assigning Venturer. The Assigning Venturer hereby represents and warrants as follows:

 (a) The Assigning Venturer has the legal right and power to enter into this Assignment and, as of the date hereof, has valid title to the Interest, free and clear of any liens, claims or encumbrances.

 (b) The Assigning Venturer has the legal right and power to sell, assign and transfer the Interest to the L'Auberge Venturer without obtaining the consent of any other person, entity or governmental authority.

  5. Representations and Warranties of the L'Auberge Venturer. The L'Auberge Venturer hereby represents and warrants as follows:

  (a) The L'Auberge Venturer has the legal right and power to enter into this Assignment.

  (b) The L'Auberge Venturer has the legal right and power to accept the assignment of the Interest and to assume the obligations pertaining thereto without obtaining the consent of any other person, entity or governmental authority.

                  6.       General Terms.

  (a) The Assigning Venturer hereby agrees to execute and deliver, upon the request of the L'Auberge Venturer, any additional documents or instruments which may be necessary or appropriate to effectuate the transfer of the Interest to the L'Auberge Venturer.

 (b) All representations, warranties, covenants and agreements of the parties contained in this Assignment or any other document referred to herein shall survive the execution and delivery of this Assignment.

 (c) This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the conflict of laws or choice of law rules or laws of such jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment effective as of the date and year first set forth above.


  "L'Auberge Venturer"                               "Assigning Venturer"

CLUSTER HOUSING PROPERTIES,                 GENTRY INVESTMENTS II,
A California Limited Partnership,             a Colorado general partnership
formerly known as
Berry and Boyle Cluster Housing Properties      By:      _____________________
                                                         a general partner

By:      GP L'Auberge Communities, L.P.,        By:      ______________________
         a California partnership                        a general partner
         formerly known as
         Berry and Boyle Management,            By:      ______________________
         a General Partner                               a general partner

         By:      L'Auberge Communities Inc.    By:      ______________________
                  a California corporation               a general partner
                  formerly known as
                  Berry and Boyle Inc.,
                  a General Partner
                  of GP L'Auberge Communities, L.P.

                  By:      _____________________
                           Its: __________________